As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5308248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

275 Wyman Street, 3rd Floor

Waltham, Massachusetts 02451

(Address of Principal Executive Offices, Zip Code)

Amended and Restated Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan

Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Robbins

President and Chief Executive Officer

275 Wyman Street, 3rd Floor

Waltham, Massachusetts 02451

(Name and address of agent for service)

(617) 945-5576

(Telephone number, including area code, of agent for service)

Copies to:

Sean C. Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by Cogent Biosciences, Inc. (the “Registrant”) to register an additional (i) 3,444,970 shares of its common stock, par value $0.001 per share, available for issuance pursuant to the Amended and Restated Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”) and (ii) 125,000 shares of Common Stock available for issuance pursuant to the Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”).

Pursuant to General Instruction E of Form S-8, the information contained in the Registrant’s Registration Statements on Form S-8 filed on August 8, 2023 (Registration No. 333-273802), March 14, 2023 (Registration No. 333-270522), March 17, 2022 (Registration No. 333-263638), August 17, 2021 (Registration No. 333-258865), March 16, 2021 (Registration No. 333-254320), March 26, 2020 (Registration No. 333-237406), March 28, 2019 (Registration No. 333-230559) and April 4, 2018 (Registration No. 333-224137), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed March 19, 2018).

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

4.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2020).

4.4	Second Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

5.1	Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith), independent registered public accounting firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereof).

99.1	Amended and Restated Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2023).

99.2	Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on March 16, 2021).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on February 26, 2024.

COGENT BIOSCIENCES, INC.

By:	/s/ Andrew Robbins
Name:	Andrew Robbins
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Robbins, John Green, and Evan Kearns, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as a director or officer of Cogent Biosciences, Inc. (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Andrew Robbins Andrew Robbins	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2024

/s/ John Green John Green	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2024

/s/ Chris Cain, Ph.D. Chris Cain, Ph.D.	Director	February 26, 2024

/s/ Karen Ferrante, M.D. Karen Ferrante, M.D.	Director	February 26, 2024

/s/ Peter Harwin Peter Harwin	Director	February 26, 2024

/s/ Arlene M. Morris Arlene M. Morris	Director	February 26, 2024

/s/ Matthew E. Ros Matthew E. Ros	Director	February 26, 2024

/s/ Todd E. Shegog Todd E. Shegog	Director	February 26, 2024